Aquasil International Inc. (formerly BWI Holdings, Inc.)
Unaudited Consolidated Pro Forma Balance Sheet
December 30, 2010

This unaudited pro forma consolidated financial statement (“pro forma statement”) has been compiled from and includes an unaudited pro forma consolidated balance sheet combining the unaudited balance sheet of Aquasil International Inc. (the “Company” formerly named BWI Holdings, Inc.) as of December 30, 2010 with the audited balance sheet of AquaSil, Inc. (“AquaSil”) as of December 30, 2010, giving effect to the transaction as if it occurred on December 30, 2010. This pro forma statement does not contain all the information required for annual financial statements. Accordingly, it should be read in conjunction with the most recent annual and interim financial statements of the Company.

Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma financial statement information has been provided for informational purposes only and should not be considered indicative of the Company’s financial position or results of operations. In addition, the unaudited pro forma financial statement information does not purport to represent the future financial position or results of operations of the Company.

AQUASIL INTERNATIONAL INC. (FORMERLY BWI HOLDINGS, INC.)
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 30, 2010
(Unaudited)

	Aquasil International Inc.	AquaSil, Inc.	Pro Forma Adjustments	Note Ref.		Pro Forma Consolidated
ASSETS
Current Assets
Cash	$-	$865	$-			$865
Total Assets	$-	$865	$-			$865
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$101,160	$-	$-			$101,160
Advances from shareholders	912,857	9,670	-			922,527
Total Current Liabilities	1,014,017	9,670	-			1,023,687

Stockholders' Equity (Deficit)
Preferred stock	-	-	-			-
Common stock	950	1,000	6,000	(2a	)	7,950
Additional paid-in capital	11,781,626	-	-11,781,626	(2a	) (2b)	-
Accumulated deficit	-12,796,593	-9,805	11,775,626	(2b	)	-1,030,772
Total Stockholders' Equity (Deficit)	-1,014,017	-8,805	-			-1,022,822
Total Liabilities and Stockholders' Equity (Deficit)	$-	$865	$-			$865

AQUASIL INTERNATIONAL INC. (FORMERLY BWI HOLDINGS, INC.)
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENT
AS OF DECEMBER 30, 2010
(Unaudited)

1.	BASIS OF PRESENTATION

On December 30, 2010, Aquasil International Inc., (the “Company” formerly named BWI Holdings, Inc.) entered into a stock exchange agreement (the “Stock Exchange Agreement”) with AquaSil Inc., a New York corporation (“AquaSil”), and the sole stockholder of AquaSil (the “AquaSil Stockholder”). In accordance with the terms and provisions of the Stock Exchange Agreement, the Company acquired 100% of the total issued and outstanding shares of common stock of AquaSil in exchange for issuance of an aggregate 70,000,000 shares of the Company’s restricted common stock to the AquaSil Stockholder.  Subsequent to the merger, the Company had 79,498,063 issued and outstanding shares of common stock and the sole stockholder of AquaSil owned 88% of the common stock of the Company.

The above transaction has been accounted for as a reverse merger (recapitalization) with the Company being deemed the legal acquirer and AquaSil being deemed the accounting acquirer. Accordingly, the historical financial information presented in the pro forma statement is that of AquaSil as adjusted to give effect to any difference between the legal acquirer and the accounting acquirer’s capital stock with an offset to additional paid-in capital.

It is management's opinion that this pro forma statement includes all adjustments necessary for the fair presentation of the proposed transaction in accordance with US GAAP. The pro forma statement is not intended to reflect the financial position of the Company which would have actually resulted had the proposed transaction been effected on the dates indicated.

2.	PRO FORMA ADJUSTMENTS

The pro forma statement incorporates the following pro forma adjustments:

(a)
Common stock has been reduced by $1,000 to eliminate the shares of AquaSil upon consolidation and increased by $7,000 to record the legal stated capital of the Company issued as part of the reorganization. The offsetting adjustments were made to additional paid-in capital.

(b)
To record the reverse merger and recapitalization of AquaSil, including the elimination of the Company’s accumulated deficit which has been reduced by $11,781,626, offset to additional paid-in capital, which is the maximum amount allowable to eliminate the accounting history of BWI.